VISION L.D.H.A. LIMITED PARTNERSHIP

(a Michigan Limited Partnership)

MSHDA Development No. 904

AUDITED FINANCIAL STATEMENTS
AND
SUPPLEMENTAL DATA

Year ended December 31, 2006

VISION L.D.H.A. LIMITED PARTNERSHIP
MSHDA DEVELOPMENT NO. 904

TABLE OF CONTENTS

	Page
Partners' Certification	1
Independent Auditors' Report	2
Financial Statements	
Balance Sheet	4
Statement of Revenue and Expenses	5
Statement of Partners' Equity	6
Statement of Cash Flows	7
Notes to Financial Statements	8
Supplemental Data	
Schedule of Unadjusted Items as of December 31, 2006	14
Funds Available for Distribution:	
Schedule I	15
Schedule II	17
Independent Auditors' Report on Compliance and on Internal Control Over Financial Reporting Based on an Audit of Financial Statements Performed in Accordance with Government Auditing Standards	18

VISION L.D.H.A. LIMITED PARTNERSHIP
MSHDA DEVELOPMENT NO. 904
EIN: 38-3202653
PARTNERS' CERTIFICATION
Year Ended December 31, 2006

We hereby certify that we have examined the accompanying financial statements and supplemental data of Vision L.D.H.A. Limited Partnership, MSHDA Development No. 904, and, to the best of our knowledge and belief, they represent a true statement of the data set forth therein for the year ended December 31, 2006.

____
Duane M. Lewis
Chairman of the Board of Directors
V.I.S.I.O.N.

____
Date

38-3202653
Partnership Employer Identification Number

INDEPENDENT AUDITORS' REPORT

To the Partners of
Vision L.D.H.A. Limited Partnership

We have audited the accompanying balance sheet of Vision L.D.H.A. Limited Partnership (a Michigan Limited Partnership), MSHDA Development No. 904 as of December 31, 2006 and the related statements of revenue and expenses, changes in partners' deficit and cash flows for the year then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on the financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America and Government Auditing Standards, issued by the Comptroller General of the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Vision L.D.H.A. Limited Partnership, MSHDA No. 904 as of December 31, 2006, and the results of its operations, the changes in its cumulative income and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

Our audit was conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The additional information of Vision L.D.H.A. Limited Partnership, MSHDA No. 904 on pages 14 to 17 is presented for the purpose of additional analysis and is not a required part of the basic financial statements. This additional information is the responsibility of the Partnership's management. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

The data on page 17 for the years 1996 through 2002 was not audited by us and, accordingly, we do not express an opinion on such data. The data for those years was audited by other auditors whose report, dated January 27, 2003, stated that such information was fairly stated, in all material respects in relation to the financial statements taken as a whole.

In accordance with Government Auditing Standards, we have also issued a report dated March 9, 2007 on our consideration of Vision L.D.H.A. Limited Partnership's internal control structure over financial reporting and on its compliance with certain provisions of laws, regulations, contracts, grant agreements, and other matters. The purpose of that report is to describe the scope of our testing of internal control over financial reporting and the results of that testing and not to provide an opinion on the internal control over financial reporting or on compliance. This report is an integral part of an audit performed in accordance with *Government Auditing Standards* and should be read in conjunction with this report in considering the results of our audit.

UHY LLP

Southfield, Michigan
March 9, 2007

VISION L.D.H.A. LIMITED PARTNERSHIP

(a Michigan limited partnership)

MSHDA DEVELOPMENT NO. 904

BALANCE SHEET

December 31, 2006

ASSETS

Cash:		
Operating		$ 12,106
Security deposit		49,212
Operating Reserve		4,407
		65,725
Escrows:		
Reserve for replacement	$ 65,045	
Tax escrow	7,945	
Insurance escrow	5,001	77,991
Accounts receivable:		
Resident rents	8,359	
Other resident charges	2,307	
Related Party Receivable	25,000	35,666
Other current assets:		
Prepaid insurance	22,462	
Prepaid property taxes	11,295	33,757
Investment in rental property, at cost:		
Land	179,799	
Land improvements	776,397	
Building	5,774,537	
Furniture and fixtures	409,576	
	7,140,309	
Less accumulated depreciation	3,195,365	3,944,944
Deferred mortgage costs, net of accumulated amortization of $54,465		91,992
Monitoring fees, net of accumulated amortization of $7,500		3,748
		$ 4,253,823

CURRENT LIABILITIES		
Accounts payable - operating		$ 18,515
Payroll payable		2,080
Management fee payable		2,815
Utilities payable		17,805
Developer fees payable		9,401
Unearned rental income - operating		1,645
Current mortgage interest		2,886
Security deposit liability		47,632
Current portion of mortgage		182,244
Total current liabilities		285,023
LONG-TERM LIABILITIES		
Mortgage payable	$ 3,721,929	
Owner advances - partnership	47,073	3,769,002
PARTNERS' EQUITY		199,798
		$ 4,253,823

See notes to financial statements.

VISION L.D.H.A. LIMITED PARTNERSHIP
(a Michigan limited partnership)
MSHDA DEVELOPMENT NO. 904
STATEMENT OF REVENUE AND EXPENSES
Year ended December 31, 2006

REVENUE		
Rental revenue:		
Apartments		$ 653,472
Resident assistance payments		-
Gross rent potential		653,472
Vacancy loss		(19,575)
Net rental revenue		633,897
Other revenue:		
Interest income	$ 5,551	
Other resident charges	6,409	
Other	7,356	
Total other revenue		19,316
Total revenue		653,213
EXPENSES		
Administrative	29,765	
Management fee - development's operating account	37,927	
Salaries and wages	90,668	
COE salaries and travel	10,500	
Audit fee	9,825	
Operating and maintenance	71,999	
Utilities	82,842	
Depreciation and amortization	288,477	
Property Taxes	22,037	
Other Taxes	58	
Payroll Taxes	16,238	
Insurance	40,843	
Interest	39,870	
Total expenses		741,049
Net (loss)		$ (87,836)

See notes to financial statements.

VISION L.D.H.A. LIMITED PARTNERSHIP
MSHDA DEVELOPMENT NO. 904
STATEMENT OF PARTNERS' EQUITY
Year ended December 31, 2006

	1% General Partner	99% Investor Limited Partner	Total
Balance, beginning of year	$ 239	$ 287,395	$ 287,634
Net loss	(878)	(86,958)	(87,836)
Balance, end of year	$ (639)	$ 200,437	$ 199,798

See notes to financial statements.

VISION L.D.H.A. LIMITED PARTNERSHIP
MSHDA DEVELOPMENT NO. 904
STATEMENT OF CASH FLOWS
Year ended December 31, 2006

OPERATING ACTIVITIES		
Net (loss)	$	(87,836)
Adjustments to reconcile net (loss) to net cash flows provided by operating activities:		
Depreciation		283,077
Amortization		5,400
(Increase) decrease in:		
Accounts receivable		(2,749)
Prepaid expenses		(743)
Escrow deposits		2,156
Reserve for replacements		(28,528)
Operating reserve		(3,918)
Funded residents' security deposits		(270)
Increase (decrease) in:		
Accounts payable		11,332
Accrued expenses		4,864
Unearned rental income		(1,720)
Tenants' security deposits		(1,008)
Net cash provided by operating activities		180,057
INVESTING ACTIVITIES		
Expenditures for property and equipment		(22,464)
Net activity under related party notes receivable		(25,000)
Net cash (used in) investing activies		(47,464)
FINANCING ACTIVITY - Payment of mortgage principal		(180,432)
NET CHANGE IN CASH		(47,839)
CASH, Beginning		59,945
CASH, Ending	$	12,106
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION - Cash paid during the year for interest	$	40,019

See notes to financial statements.

VISION L.D.H.A. LIMITED PARTNERSHIP
MSHDA DEVELOPMENT NO. 904
NOTES TO FINANCIAL STATEMENTS
December 31, 2006

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Vision Limited Dividend Housing Association Limited Partnership (the "Partnership") was formed as a limited partnership under the laws of the State of Michigan on August 20, 1993, for the purpose of constructing and operating a rental housing project. The project began operations in 1996 and consists of seven buildings with a total of 97 units located in Detroit, Michigan, and is currently operating under the name of Helen Odean Butler Apartments.

The project is regulated by the Michigan State Housing Development Authority (MSHDA) as to rental rates, tenant selection requirements and distributions to partners. Distributions are cumulative and limited to 12% of initial equity in the first year, and increase 1% each year thereafter, up to a maximum returns of 25%. Initial equity was $654,275.

Each building of the project has qualified for and been allocated low-income housing credits pursuant to Internal Revenue Code Section 42 ("Section 42") which regulates the use of the project as to occupant eligibility and unit gross rent, among other requirements. Each building of the project must meet the provisions of these regulations during each of 15 consecutive years in order to remain qualified to receive the credits. In addition, Vision Limited Dividend Housing Association Limited Partnership has executed a Regulatory Agreement/Restrictive Covenant which requires the utilization of the project pursuant to Section 42 for a minimum of 30 years, even if disposition of the project by the partnership occurs.

The Partnership has one general partner, Vision, Inc., which has a 1% interest, and one investor limited partner, American Tax Credit Trust, which has a 99% interest. In accordance with the limited partnership agreement, the limited partner's capital contribution was reduced by $210,183 during 1996 as a result of the final determination of the low-income housing tax credit. Total capital contributions received from the investor limited partner was $1,410,544, as of December 31, 2006.

Capitalization and Depreciation

Land, buildings and improvements and personal property are recorded at cost. Depreciation is computed using the straight-line and accelerated methods over the useful lives of the assets at acquisition. Expenditures for maintenance and repairs are charged to expense as incurred.

Improvements are capitalized, while expenditures for maintenance and repairs are charged to expense as incurred. Upon disposal of depreciable property, the appropriate property accounts are reduced by the related costs and accumulated depreciation. The resulting gains and losses are reflected in the statement of profit and loss.

VISION L.D.H.A. LIMITED PARTNERSHIP
MSHDA DEVELOPMENT NO. 904
NOTES TO FINANCIAL STATEMENTS
December 31, 2006

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(Continued)

Amortization

Intangible assets subject to amortization consist of the following:

Deferred mortgage fees, net of accumulated amortization of $54,465 at December 31, 2006.	$	91,992
Monitoring fees, net of accumulated amortization of $7,500 at December 31, 2006	$	3,748

Deferred mortgage costs are amortized over the term of the mortgage loan using the straight-line method.

Monitoring fees are amortized over 15 years using the straight-line method.

Estimated future amortization expense for the next five years and in the aggregate is as follows:

Year ended December 31,	Deferred Mortgage Costs		Monitoring Fees		Total	
2007	$	4,649	$	750	$	5,399
2008		4,649		750		5,399
2009		4,649		750		5,399
2010		4,649		750		5,399
2011		4,649		748		5,397
Thereafter		68,747		-		68,747
	$	91,992	$	3,748	$	95,740

Use of Estimates

The preparation of financial statements in conformity with auditing standards generally accepted in the United States of America and *Government Auditing Standards* requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Concentration of Credit Risk

The Partnership from time to time during the year covered by these financial statements may have bank balances in excess of its insured limits. Management has deemed this as a normal business risk.

Accounts Receivable

The Partnership carries its accounts receivable at cost less an allowance for doubtful accounts. On a periodic basis, the Partnership evaluates its accounts receivable and establishes an allowance for doubtful accounts, when deemed necessary, based on the history of past write-offs and collections and current credit conditions.

Management has determined that an allowance for doubtful accounts is not necessary.

Rental Income

Rental income is recognized as rents become due. Rental payments received in advance are deferred until earned. All leases between the Partnership and its tenants are operating leases.

Real Estate Taxes

Under the terms of an agreement between the Partnership and the City of Detroit, the Partnership has received a real estate tax exemption.

From the date of substantial completion and for a period of fifty (50) years thereafter, the partnership is to make payments to the City of Detroit representing an annual charge for municipal services at the rate of 4% of the net shelter rents, as defined. The amount charged to operations in 2006 was $22,037.

Income Taxes

Income or loss of the Partnership is allocated 1% to the general partner and 99% to the limited partner. No income tax provision has been included in the financial statements since income or loss of the Partnership is required to be reported by the respective partners on their personal income tax returns.

Advertising

Advertising costs are expensed as incurred and were $2,209 for the year ended December 31, 2006.

NOTE 2 – TENANT SECURITY DEPOSITS

MSHDA requires a surety bond or funding of a separate bank account sufficient to cover the project's security deposit liability. Security deposits were invested in a money market savings account amounting to $49,212 during the year ended December 31, 2006. The security deposit liability was $47,632 at December 31, 2006.

NOTE 3 – MORTGAGE PAYABLE

The MSHDA-held mortgage loan is payable in monthly principal and interest installments of $18,371, bears interest at 1% and matures in April 2026. At December 31, 2006, the balance outstanding on this loan was $3,904,173.

The liability of the Partnership under the loan is limited to the underlying value of the real estate collateral plus other amounts deposited with the lender.

The following is a schedule of contractual obligation payments for each of the next five years:

Year ended December 31, 2006	Amount
2007	$ 182,244
2008	184,075
2009	185,924
2010	187,792
2011	189,679
	$ 929,714

NOTE 4 – RELATED PARTY TRANSACTIONS

Partnership Administration Fee

The Partnership has entered into a partnership administrative services agreement with the general partner for their services in managing the business of the Partnership. The annual fee is equal of 50% of net cash flow available for distribution as defined in the partnership agreement, and may only be paid from approved return of equity or partnership funds. During 2006, no fee was earned.

NOTE 4 – RELATED PARTY TRANSACTIONS (Continued)

Owner Advances – Partnership

Pursuant to the partnership agreement, the general partner is obligated to fund any excess development costs, including the funding of escrows established at final closing. At December 31, 2006, the balance owed to the general partner was $47,073. These advances are non-interest bearing and payable from future capital contributions and the release of operating escrows, if not needed to fund operations.

Operating Deficit Obligation

Pursuant to the partnership agreement, the general partner was obligated for a period as defined in the partnership agreement beginning the date of achieving breakeven operations, which occurred in 1997, and ending on the 5th anniversary of the achievement of breakeven operation, to advance funds to cover operating deficits of the Partnership up to a maximum of $572,489. As of December 31, 2006, no advances were made.

Advances are non-interest bearing and payable from 50% of available net cash flow as defined in the partnership agreement.

NOTE 5 – PARTNERSHIP PROFITS AND LOSSES AND DISTRIBUTIONS

All profits and losses are allocated 1% to the general partner and 99% to the limited partner. Distributable cash flow, as defined in the partnership agreement, is distributable 1% to the general partner and 99% to the limited partner. All gross income attributable to interest earned on Partnership funds payable to the general partner pursuant to the partnership agreement shall be specifically allocated to the general partner.

Gain, if any, from a sale or exchange or other disposition of the property owned by the partnership is allocable as follows:

1. To all partners having negative balances in their capital accounts prior to the distribution of any sale or refinancing proceeds, an amount of such gain to increase their negative balances to zero;

2. 1% to the general partner and 99% to the limited partners until the investor limited partners has received an amount equal to its gross capital contribution reduced (but not below zero) by the sum of the total prior to distributions made to it plus the positive balance in such partner's capital account; and

3. The remainder of such gain, if any, 50% to the limited partner and 50% to the general partner.

NOTE 6 – CONTINGENCY

The project's low-income housing credits are contingent on its ability to maintain compliance with applicable section of Section 42. Failure to maintain compliance with occupant eligibility, and/or unit gross rent or to correct non-compliance within a specified time period could result in recapture of previously taken tax credits plus interest. In addition, such potential non-compliance may require an adjustment to the contributed capital by the limited partner.

NOTE 7 – RECONCILIATION OF BOOK INCOME TO TAX INCOME

The following is a reconciliation of items deductible under generally accepted accounting principles and items deductible for income tax purposes:

Net (loss) per books for the year ended December 31, 2006	$	(87,836)
Unearned rental income recognized for tax purposes but not for book purposes the year ended December 31, 2005		(3,365)
Unearned rental income recognized for tax purposes but not for book purposes the year ended December 31, 2006		1,645
Net (loss) for income tax purposes for the year ended December 31, 2006	$	(89,556)

VISION L.D.H.A. LIMITED PARTNERSHIP
MSHDA DEVELOPMENT NO. 904
SCHEDULE OF UNADJUSTED ITEMS
December 31, 2006

Description of Variances	Amount of (Overstatement) Understatement
Assets	
Provision for accounts receivable non collectibility	$ (3,904)
Liabilities	
Accounts payable	$ 110

DEVELOPMENT NAME: VISION L.D.H.A. LIMITED PARTNERSHIP

MSHDA NO.: 904

SCHEDULE I

FUNDS AVAILABLE FOR DISTRIBUTION

December 31, 2006

SECTION 1			
1. Operating Cash		$ 12,106	
2. MSHDA-Held Operating Reserve Account		4,407	
3. Other Non-Restricted Cash Reserve Accounts			
4 TOTAL AVAILABLE CASH (PER AUDIT)			$ 16,513
SECTION 2			
ADD:			
5. Resident Rent Receivable		8,359	
6. Other Resident Charges		2,307	
7. Non-Resident Receivable		-	
8. Unadjusted Items-Accounts Receivable		(3,904)	
9. Subsidy Receivable		-	
10. Development Cost Escrow Interest			
11. Tax/Insurance Escrow Surplus (Deficit)		-	
12. Escrow Draws Receivable		16,002	
13. TOTAL ADDITIONS			22,764
14. TOTAL CASH AND ADDITIONS			39,277
SECTION 3			
DEDUCT:			
15. Trade Accounts and Surcharges Payable, Accrued Expenses (Liabilities) and Any Other Short-Term Operating Liabilities		41,215	
16. Subsidy Payable		-	
17. Unadjusted Items-Liabilities		110	
18. Unused Authorized Section 236 Excess Income			
19. Unapproved Section 236 Excess Income Payable to HUD			
20. Authorized Section 236 Excess Income Payable to HUD			
21. Approved Undisbursed Limited Dividend (L.D.) Payments			
22. Prepaid Rent/Unearned Rental Income		1,645	
23. Delinquent Mortgage Principal Payments or Deferred Mortgage Principal Payment as a Result of Mortgage Workout			
24. Delinquent Interest Payment			
25. R/R Deferrals, Delinquent MSHDA Loans/Grants			
26. Security Deposit Not Funded (Over Funded)		(1,580)	
27. One Month's Gross Rent Potential		54,456	
28. TOTAL DEDUCTIONS			95,846
29. **SURPLUS FUNDS** (LINE 14 MINUS LINE 28). Insert the actual amount even if it is negative.		(56,569)	
SECTION 4			
30. Replacement Reserve Needs		-	
31. Subtotal (Line 29 minus Line 30)		(56,569)	
32. Amenity Improvement/Deferred Maintenance Loan			
33. Subtotal (Line 31 Minus Line 32)		(56,569)	
34. Amount of Workout Repayment Obligations			
35. Subtotal (Line 33 minus Line 34)		(56,569)	

36.	Amount of MSHDA Subsidy Repayment Obligation	-	
37.	Subtotal (Line 35 Minus Line 36)	(56,569)	
	NOTE: Duvernay Park, #1039, should complete Line 38; The Depot, #971, should complete Line 39; all others should go to Line 40		
38.	**DUVERNAY PARK** - Surplus cash to be distributed to Replacement Reserve. (Enter amount from Line 37; if negative, enter zero)	-	
39.	**THE DEPOT** - Surplus cash to be distributed to deferred interest (25% of Line 37; if negative, enter zero)	-	
40.	**NET SURPLUS FUNDS AVAILABLE FOR DISTRIBUTION** (LINE 37 MINUS LINES 38 AND 39)		(56,569)
41.	Current Years Maximum Potential L.D. Payment	137,398	

NOTE: Complete Lines 40 through 44 only for developments with MSHDA HOME Loans; all other SECTION 5

42.	HOME Loan Repayment - Step 1		
43.	HOME Loan Repayment - Step 2		
44.	Outstanding Balance of MSHDA HOME Loan		
45.	Amount to Be Repaid on MSHDA HOME Loan		
46.	Net Potential L.D. Payment		
47.	Subtotal (Line 40 minus Line 41; or Line 40 minus the Sum of Line 45 and Line 46 for Home Loan Recipients)		(193,967)
48.	Sum of Lines 2 and 10	4,407	
49.	OPERATING RESERVE CASH TO BE SUBMITTED TO MSHDA (DEDUCT LINE 48 FROM LINE 47). If Line 47 is negative, insert "0".		$ -

SECTION 6

SUMMARY OF CHECKS AND/OR MSHDA-HELD RESERVE TRANSFERS DUE:

A SEPARATE CHECK AND/OR MSHDA-HELD RESERVE TRANSFER REQUEST MUST BE SUBMITTED FOR EACH AMOUNT REPORTED ON LINES 50 THROUGH 58 WITHIN 120 DAYS AFTER THE DEVELOPMENT'S YEAR-END. PLEASE INDICATE THE PURPOSE ON EACH CHECK OR MSHDA-HELD RESERVE TRANSFER REQUEST. FAILURE TO COMPLY WITH THIS REQUEST WILL AFFECT THE MANAGEMENT AGENT'S ELIGIBILITY FOR PREMIUM MANAGEMENT FEES.

50.	The amount from Line 11, if a deficit (Tax/Insurance Escrow)	$ -
51.	The lesser of Line 31 or Line 32; if Line 31 is negative, insert zero (Amenity Improvement/Deferred Maintenance Loan)	$ -
52.	The lesser of Line 33 or Line 34; if Line 33 is negative, insert zero (Workout Repayment Obligations)	$ -
53.	The lesser of Line 35 or Line 36; if Line 35 is negative, insert zero (MSHDA Subsidy Repayment Obligations)	$ -
54.	The amount from Line 45 (Amount to be Repaid on MSHDA HOME Loan)	$ -
55.	The amount from Line 49 (Operating Reserve Cash)	$ -
56.	The lesser of Line 29 or Line 30; if Line 29 is negative, insert zero (Replacement Reserve Needs)	$ -
57.	The amount from Line 38 (Replacement Reserve-Duvenay Park)	$ -
58.	The amount from Line 39 (Deferred Interest-The Depot)	$ -

DEVELOPMENT NAME: **VISION L.D.H.A. LIMITED PARTNERSHIP** SCHEDULE II
MSHDA NO: 904

WORKSHEET
FUNDS AVAILABLE FOR DISTRIBUTION
FOR YEARS 1996 TO 2006

1.	OWNERS INITIAL EQUITY	$	654,275
1a.	SECTION 8 PRESERVATION TRANSACTION RECOMPUTED INITIAL EQUITY	$	-
2.	MAX. AUTH. L.D. PAYMENT	$	137,398
3.	CUMULATIVE 21% (Cumulative percent increased from 12% initially, to a maximum of 25%)	$	137,398
4.	NON-CUMULATIVE - %	$	-
	CUT-OFF DATE:	May 20, 1996	
	SALE/PRESERVATION TRANSACTION CLOSING DATE:	N/A	+

I. YEAR OF OPERATION	II. SURPLUS FUNDS AVAILABLE FOR DISTRIBUTION	III. POTENTIAL L.D.	IV. L.D./HOME LOAN PAID	V. CUMULATIVE L.D. CARRY FORWARD
1996	NONE	78,513	-	78,513
1997	NONE	85,056	-	163,569
1998	4,636	96,235	-	259,804
1999	NONE	98,141	-	357,945
2000	NONE	104,686	-	462,631
2001	NONE	111,227	-	573,858
2002	NONE	117,770	-	691,628
2003	NONE	124,312	-	815,940
2004	NONE	124,312	-	940,252
2005	NONE	130,855	-	1,071,107
2006	NONE	137,398	-	1,208,505

INDEPENDENT AUDITORS' REPORT ON COMPLIANCE AND ON INTERNAL CONTROL OVER FINANCIAL REPORTING BASED ON AN AUDIT OF FINANCIAL STATEMENTS PERFORMED IN ACCORDANCE WITH GOVERNMENT AUDITING STANDARDS

To the Partners of
Vision L.D.H.A. Limited Partnership

We have audited the financial statements of Vision L.D.H.A. Limited Partnership MSHDA No. 904, as of and for the year ended December 31, 2006, and have issued our report thereon dated March 9, 2007. We conducted our audit in accordance with auditing standards generally accepted in the United States of America and the standards applicable to the financial audits contained in Government Auditing Standards, issued by the Comptroller General of the United States.

Compliance

Compliance with laws, regulations, contracts and grants applicable to Vision L.D.H.A. Limited Partnership is the responsibility of the Vision L.D.H.A. Limited Partnership's management. As part of obtaining reasonable assurance about whether the financial statements are free of material misstatement, we performed tests of Vision L.D.H.A. Limited Partnership's compliance with certain provisions of laws, regulations, contracts, and grants including compliance with specific provisions of the MSHDA Regulatory Agreement, MSHDA Directives and HUD regulations and audit procedures in the HUD subsidy contract HOME requirement and MSHDA Multifamily Audit Guidelines. However, our objective was not to provide an opinion on overall compliance with such provisions. Accordingly, we do not express such an opinion.

The results of our tests disclosed one instance of noncompliance that we have reported herein under Government Auditing Standards; MSHDA approval was not obtained for a loan of funds to the General Partner. The results of our tests disclosed no other instances of non-compliance.

We have compared the December 31, 2006 Monthly Income and Expenditure Report submitted to MSHDA with balances in the financial statements for the year ended December 31, 2006 audited by us and covered by our report dated March 9, 2007. The account balances set forth therein are in material agreement (defined by MSHDA as differences not exceeding 10% and $1,000), except as noted on page 21 of this report.

In addition, we have reviewed the trade accounts payable balance listed on Schedule B of the May 31, 2006 Monthly Income and Expenditure Report submitted to MSHDA. The account balance was not in material agreement (defined by MSHDA as differences not exceeding 10% and $1,000), as noted on page 22 of this report.

To the Partners of
Vision L.D.H.A. Limited Partnership
Page Two

We also reviewed the payroll reimbursements for the months of January and July 2006. The reimbursements agreed with the payroll records and the names and positions recorded on the payroll records agreed to the management agreement, except as noted on page 23 of this report.

Internal Control Over Financial Reporting

In planning and performing our audit, we considered Vision L.D.H.A. Limited Partnership's internal control over financial reporting and over compliance (internal control) as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and about whether Vision L.D.H.A. Limited Partnership complied with laws and regulations, noncompliance with which would be material to a MSHDA or HUD-assisted program but not for the purpose of expressing an opinion on the effectiveness of the Partnership's internal control. Accordingly, we do not express an opinion on the effectiveness of the Partnership's internal control.

A control deficiency exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements or noncompliance with applicable requirements of laws and regulations that would be material in relation to a MSHDA or HUD-assisted program on a timely basis. A significant deficiency is a control deficiency, or combination of control deficiencies, that adversely affects the entity's ability to initiate, authorize, record, process, report financial data reliably in accordance with generally accepted accounting principles, or to administer MSHDA or HUD assisted programs in accordance with applicable laws and regulations such that there is more than a remote likelihood that a misstatement of the entity's financial statements or noncompliance that is more than inconsequential will not be prevented or detected by the entity's internal control.

A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement or material noncompliance will not be prevented or detected by the entity's internal control.

Our consideration of internal control was for the limited purposes described in the preceding paragraph and would not necessarily identify all deficiencies in internal control that might be significant deficiencies or material weaknesses. We did not identify any deficiencies in internal control that we consider to be material weaknesses.

Additionally, no management letter was issued in relation to our audit of the financial statement of Vision L.D.H.A. Limited Partnership as of and for the year ended December 31, 2006.

This report is intended for the information of the Partners, management and the Michigan State Housing Development Authority and is not intended to be and should not be used by anyone other than the specified parties.

UHY LLP

Southfield, Michigan
March 9, 2007

DECEMBER 31, 2006 MONTHLY INCOME AND EXPENDITURE REPORT ANALYSIS

ACCOUNTS PAYABLE RECONCILIATION

Trade accounts payable and accrued expenses per the MIE	$	12,653
Trade accounts payable and accrued expenses per the Audit		41,215
Difference	$	(28,562)
Percentage difference		-69.30%

The percentage difference was calculated by dividing $(28,562) by $41,215.

Balance per MIE	$	12,653
Amounts not reported on the MIE -		
DTE Energy		3,455
Board of Water Commissioners		13,956
Wilmar Industries		2,504
Miscellaneous vendor invoices less than $1,000 each		3,752
Amounts not reported as accrued liabilities on the MIE		
Accrued payroll and payroll taxes		2,080
Accrued management fees		2,815
Balance per audit	$	41,215

The amounts identified as not being reported on the monthly income and expenditure report represent invoices received and amounts accrued after the December 31, 2006 monthly income and expenditure report was prepared.

MAY 31, 2006 MONTHLY INCOME AND EXPENDITURE REPORT ANALYSIS

ACCOUNTS PAYABLE RECONCILIATION

Accounts payable per the MIE	$	2,033
Accounts payable per the Audit		10,579
Difference	$	(8,546)
Percentage difference		-80.78%

The percentage difference was calculated by dividing $(8,546) by $10,579

Balance per MIE	$	2,033
Amounts not reported on the MIE -		
Board of Water Commissioners		7,049
DTE Energy		1,023
Miscellaneous vendor invoices less than $1,000 each		474
Balance per audit	$	10,579

The amounts identified as not being reported on the monthly income and expenditure report represent invoices received after the May 31, 2006 monthly income and expenditure report was prepared.

JANUARY 31, 2006 VARIANCE OF PROJECT EMPLOYEES
FROM MANAGEMENT AGREEMENT

	Per Operating Budget	Per Payroll Records	
Position Description	Name	Name	Gross Wages
Office Manager	Jennifer Bentley	Josett Greenhouse	$ 1,644
		Vicki Tate	$ 456
Misc. Maintenance (Emergencies)	N/A	Lawrence Jenkins	$ 88

The difference is due to a change in personnel.

JULY 31, 2006 VARIANCE OF PROJECT EMPLOYEES
FROM MANAGEMENT AGREEMENT

	Per Operating Budget	Per Payroll Records	
Position Description	Name	Name	Gross Wages
Office Manager	Jennifer Bentley	Vicki Tate	$ 460

The difference is due to a change in personnel.